                                   Exhibit 24
                                   ----------

                          SOUTH JERSEY INDUSTRIES, INC.

                                POWER OF ATTORNEY
                                -----------------

     Each of the undersigned, in his or her capacity as an officer or director, or both, of SOUTH JERSEY INDUSTRIES, INC., a New Jersey corporation, does hereby appoint Charles Biscieglia, David A. Kindlick and George L. Baulig, severally, each with full power to act without the other, as his or her true and lawful attorneys to execute in his or her name, place and stead, in his or her capacity as an officer or director, or both, of said corporation, a Registration Statement on Form S-3 under the Securities Act of 1933, relating to the offer and sale of shares of Common Stock of said corporation pursuant to its Dividend Reinvestment and Stock Purchase Plan, and any and all amendments and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and does hereby provide that each of said attorneys shall have full power of substitution and resubstitution and that each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever required to be done in the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, the undersigned have executed this instrument, this 21st day of May, 1999.


Signature                                                Title                                  Date
---------                                                -----                                  ----
/s/ Charles Biscieglia                    President, Chief Executive Officer                May 21, 1999
    ------------------                               and Director
Charles Biscieglia
                                             (Principal Executive Officer)
/s/ David A. Kindlick                               Vice President                          May 21, 1999
    -----------------
David A. Kindlick                            (Principal Financial Officer)

/s/ William J. Smethurst, Jr.                          Treasurer                            May 21, 1999
    -------------------------               (Principal Accounting Officer)
William J. Smethurst, Jr.

/s/ Richard L. Dunham                     Chairman of the Board of Directors                May 21, 1999
    -----------------
Richard L. Dunham

/s/ W. Cary Edwards                                    Director                             May 21, 1999
    ---------------
W. Cary Edwards

/s/ Thomas L. Glenn, Jr.                               Director                             May 21, 1999
    --------------------
Thomas L. Glenn, Jr.

Signature                            Title                          Date
---------                            -----                          ----

/s/ Frederick R. Raring             Director                    May 21, 1999
    ------------------
Frederick R. Raring

/s/ Clarence D. McCormick           Director                    May 21, 1999
    ---------------------
Clarence D. McCormick

/s/ Shirli M. Vioni                 Director                    May 21, 1999
    ---------------
Shirli M. Vioni

/s/ Herman D. James                 Director                    May 21, 1999
   ----------------
Herman D. James